UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): Ju1y 15, 2005

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LOYALTYPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	000-21235	11-2780723
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3885 Crestwood Parkway Suite 550 Duluth, GA 30096  (770) 638-5101
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 15, 2005 Mr. James Ernest Riddle resigned his position as a director of LoyaltyPoint, Inc. (the “Company”).

On July 21, 2005 Mr. Jeffrey S. Benjamin will be resigning his position as Chief Financial Officer of the Company effective as of July 22, 2005. He will not be replaced and Mr. Stephen Avalone, our Chief Executive Officer, will act as Chief Financial Officer.

Item 8.01

Other Events

At the current time, the Company is exploring certain strategic alternatives, including the following:

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The sale of all or substantially all of its assets. Even if a sale is consummated, it is unlikely that there will be any distributions to stockholders.

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Due to continuing losses and the cost of filing reports with the Securities and Exchange Commission (the “SEC”), the Company has filed a Form 15 with the SEC and eliminating the need to file periodic reports with the SEC, including Form 10-KSB and Form 10-QSB. The Company intends to withdraw its Form S-8 filed earlier this year. The only issue is whether the Company will be relieved of its filing requirements effective immediately or as of January 1, 2006. However, in any event, with Mr. Benjamin’s resignation, the Company will not be able to file the Form 10-QSB due August 14, 2005. Mr. Stephen Avalone, the Chief Executive Officer, cannot provide the necessary certifications as Chief Financial Officer required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC thereunder. The Company will be requesting a no action letter from the SEC to support its counsel’s view that withdrawal of the Form S-8 will relieve it of its filing obligation concurrent with the filing of Form 15.

Investors should consider all of the foregoing prior to purchasing any of the Company’s securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOYALTYPOINT, INC.
By:	/s/ STEPHEN AVALONE
Chief Executive Officer

Date: July 21, 2005

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